UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 2, 2005


                          MONTGOMERY REALTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                       000-30724              88-0377199
-------------------------------          ------------        -------------------
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)

            400 Oyster Point Blvd., Suite 415
             South San Francisco, California                  94080
        ----------------------------------------            ----------
        (Address of principal executive offices)            (Zip Code)

                                 (650) 266-8080
              -----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 2, 2005, qualified exchange accommodator Mark D. Zimmerman, for the benefit of Montgomery Realty Group, Inc. ("Montgomery") entered into a binding Purchase and Sale Agreement (the "Agreement") with London Acquisitions, Inc., a nonrelated third party, with regard to a 118-unit apartment complex located at 2400 Town Lake Circle, Austin, Texas (the "Apartment Complex"). The Apartment Complex is situated on approximately 5.42 acres of land and consists of 12 separate, wood frame buildings. The unit mix includes 50 one-bedroom apartments, 49 two bedroom apartments and 21 three-bedroom apartments, together with various common area facilities such as a swimming pool and recreational center.

         Montgomery agreed to pay the sum of $3,200,000 in cash at the closing, which is scheduled to occur on or before July 1, 2005. Montgomery anticipates obtaining a new acquisition loan for the Apartment Complex in the amount of approximately $2,400,000 with a commercial lender such that Montgomery would have to use approximately $800,000 of the funds held by the qualified exchange accommodator to complete the acquisition.

         Montgomery currently has $2,760,165 of cash available for its benefit with the qualified exchange accommodator and should Montgomery close this transaction, Montgomery would still have approximately $1,900,000 of cash available, which Montgomery could then use to reinvest in other qualified reinvestment properties pursuant to its plans to treat the January 5, 2005, sale of the Orchard Supply Shopping Center as a tax free exchange.

         Montgomery is currently conducting its due diligence and title investigations regarding the Apartment Complex.

         The agreement provides that the existing property management firm of Oak Creek Property Management will remain the property manager until such time as the occupancy level of the Apartment Complex, currently approximately 60%, reaches at least 85% and renovations to the Apartment Complex in an amount not to exceed $275,000 have been completed, so as to ensure that the Apartment Complex is in good condition and repair and has an occupancy level sufficient to ensure positive cash flow from operations, after debt service.

                            ------------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, increases in property occupancy, or similar matters. Forward-looking statements are subject to risks and uncertainties outside Montgomery's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Montgomery's other SEC reports.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MONTGOMERY REALTY GROUP, INC.



Date:  June 9, 2005                              By  /s/ Dinesh Maniar
                                                     ---------------------------
                                                     Dinesh Maniar
                                                     Chief Executive Officer

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